UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 2, 2007

MOBILITY ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-30907 (Commission File Number)	86-0843914 (IRS Employer Identification No.)

17800 N. Perimeter Dr., Suite 200, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)
(480) 596-0061
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (e) On January 2, 2007, the Compensation and Human Resources Committee of the Board of Directors (the “Committee”) of Mobility Electronics, Inc. (“Mobility”) authorized, approved and adopted a restricted stock unit (“RSU”) grant pursuant to Mobility’s Omnibus Long-Term Incentive Plan. Joan W. Brubacher, Chief Financial Officer, and Jonathan Downer, Senior Vice President, Worldwide Sales and Distribution, were among the employees who received grants. The RSUs granted will vest twenty-five percent (25%) per year automatically over the next four (4) years immediately upon each successive anniversary of the grant date. In addition, all RSUs granted will automatically vest upon a change of control of Mobility that occurs anytime following January 2, 2008.
     The following table sets forth the RSU grant for each of Mr. Downer and Ms. Brubacher:

Named Executive Officer	RSU Grant
Joan W. Brubacher	75,000
Jonathan Downer	85,000
     The specific terms of each grant are set forth in a restricted stock unit award agreement (the “RSU Agreement”) for each participant. A copy of the Form of RSU Agreement is attached as Exhibit 10.1. The above description of the RSU grant is not complete and is subject to the terms of the RSU Agreement set forth on the Exhibit.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description
10.1	Form of Mobility Electronics, Inc. Omnibus Long-Term Incentive Plan Restricted Stock Unit Award Agreement.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOBILITY ELECTRONICS, INC.

Dated: January 5, 2007	By:	/s/ Joan W. Brubacher

Name: Joan W. Brubacher
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Document
10.1	Form of Mobility Electronics, Inc. Omnibus Long-Term Incentive Plan Restricted Stock Unit Award Agreement